EXHIBIT 99.1

                              ACCESS NEWS

Contact: Company                                Contact: Investor Relations
Kerry P. Gray                                          Donald C. Weinberger
President & CEO                                               Wolfe Axelrod
214) 905-5100                                                (212) 370-4500

               ACCESS PHARMACEUTICALS, INC. ANNOUNCES
               --------------------------------------
                  FIRST QUARTER FINANCIAL RESULTS
                  -------------------------------

       - Projects Break Even Cash Flow in the Current Quarter -
       --------------------------------------------------------


DALLAS, TEXAS, May 15, 2003, ACCESS PHARMACEUTICALS, INC. (AMEX : AKC) today reported results for the first quarter ended March 31, 2003.
The Company reported a net loss of $2,411,000 or $0.18 per share, for the first quarter, as compared to a net loss of $1,866,000, or $0.14 per share, for the corresponding quarter in 2002.

Revenue for the first quarter of 2003 was $393,000 compared to $116,000 for the comparable quarter in 2002. This increase reflects product sales of Aphthasol(R) in the United States of $303,000, offset by a reduction in licensing payments of $30,000. Operating expenses including cost of product sales increased $708,000. Research and development accounted for $474,000 of this increase, also contributing to the increase was additional depreciation and amortization of licenses and patents ($87,000), cost of product sales ($109,000) and increased administrative expenses principally additional patent costs ($38,000). The increase in research and development expenses reflects incremental clinical cost associated with the OraDisc(TM) A development and AP5280 and AP5346 clinical studies.

Commenting on the results, Kerry P. Gray, President and CEO of Access, stated, With the exception of a Zindaclin (R) licensing payment which was previously anticipated to be received in the quarter, and which now will be received in the second quarter, our results were in line with our operating plan. In the second quarter we are anticipating a significant increase in revenues. It is projected that the company will be cash

                                -More-
flow break-even for the second quarter as a result of an expected material one time non-operating income item and incremental licensing revenue."

During the first quarter progress continued in the advancement of the company's priority activities, including:

- Completion of the 700 patient Phase III OraDisc(TM) A study

- Completion of the 100 patient 28 day OraDisc(TM) A safety study

- Initiation of the AP5346 Phase I clinical study

- Determination of the weekly clinical dose of AP5280 for the Phase II study

- Advancement of the preclinical development of our nanoparticle aggregate technology and our vitamin mediated targeted technology

- Advancement and expansion of strategic alliance discussions for several of our products and technologies

Mr. Gray continued, "I am very pleased with the progress that is being made both commercially and scientifically. Our stated objective has been to achieve, as rapidly as possible, an ongoing positive cash flow. I believe that significant progress is being made to achieve this objective."

Access Pharmaceuticals, Inc. is an emerging pharmaceutical company focused on developing both novel low development risk product candidates and technologies with longer-term major product opportunities. Access markets Aphthasol(R), the only FDA-approved product for the treatment of canker sores, and is developing products for mucositis and other dermatological indications. Access is also developing unique polymer platinates for use in the treatment of cancer and has developed, in conjunction with its partner Strakan, Ltd., the marketed product Zindaclin(R), which utilizes ResiDerm(R), our topical zinc delivery system that provides rapid delivery and reservoir of a drug in the skin.

This press release contains certain statements that are forward-looking and that involve risks and uncertainties, including but not limited to statements made relating to the uncertainties associated with research and development activities, clinical trials, our ability to raise capital, the integration of acquired companies and technologies, the timing of and our ability to achieve regulatory approvals, dependence on others to market our licensed products, collaborations, future cash flow, the timing and receipt of licensing and milestone revenues, projected future revenue growth and our ability to generate near term revenues, the future success of the Company's marketed products Aphthasol(R) and products in development including polymer platinate, OraDisc(TM) and our Mucositis technology, our ability to develop products from our platform technologies, our ability to manufacture amlexanox products in commercial quantities, our sales projections and the sales projections of our licensing partners, our ability to achieve licensing milestones and other risks detailed in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, and other reports filed by us with the Securities and Exchange Commission.

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
              Access Pharmaceuticals, Inc. and Subsidiaries

                  CONSOLIDATED STATEMENTS OF OPERATIONS
                              (unaudited)

                                           Three Months ended March 31,
                                          ------------------------------
                                               2003            2002
                                          --------------  --------------
Revenues
 Licensing revenues                         $    86,000     $   116,000
 Product sales                                  303,000               -
 Royalty income                                   4,000               -
                                          --------------  --------------
  Total revenues                                393,000         116,000

Expenses
 Research and development                     1,797,000       1,323,000
 Cost of product sales                          109,000               -
 General and administrative                     537,000         499,000
 Depreciation and amortization                  144,000          57,000
                                          --------------  --------------
  Total expenses                              2,587,000       1,879,000
                                          --------------  --------------

Loss from operations                         (2,194,000)     (1,763,000)

Other income (expense)
 Interest and miscellaneous income               98,000         214,000
 Interest expense                              (315,000)       (317,000)
                                          --------------  --------------
                                               (217,000)       (103,000)
                                          --------------  --------------

Net loss                                    $(2,411,000)    $(1,866,000)
                                          ==============  ==============

Basic and diluted loss per common share          $(0.18)         $(0.14)
                                          ==============  ==============

Weighted average basic and diluted
  common shares outstanding                  13,199,900      12,934,263
                                          ==============  ==============


                          BALANCE SHEET DATA

                                          March 31, 2003  December 31, 2002
                                            (unaudited)
                                          --------------  --------------
Cash and cash equivalents                  $  3,223,000    $  1,444,000
Short-term investments and
  certificates of deposit                     4,153,000       8,332,000
Accounts receivable and inventory             1,658,000       1,645,000
Total assets                                 16,743,000      19,487,000
Working capital                               5,149,000       7,594,000
Convertible notes and other obligations      14,568,000      15,019,000
Accumulated deficit                         (49,703,000)    (47,292,000)
Total stockholders equity (deficit)          (1,876,000)        489,000


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